Executive Chairman Agreement This Executive Chairman Agreement (this “Agreement”) is made as of the 12st day of August 2024 (the “Effective Date”) and is by and between Canoo Inc., a Delaware corporation (the “Company”), and Anthony Aquila (the “Executive Chairman,” “you” or “your”). WHEREAS, the Company and the Executive Chairman entered into an agreement dated November 25, 2020 for the Executive Chairman to serve as Executive Chairman of the Board of Directors of the Company (the “Prior Agreement”); WHEREAS, pursuant to its terms, the Prior Agreement expired on December 31, 2023; WHEREAS, notwithstanding the expiration of the Prior Agreement, the Executive Chairman has, since January 1, 2024, continued to serve as Executive Chairman of the Company and in the capacity of a director on the Company’s Board of Directors (the “Board”) and the parties have operated pursuant to the terms and provisions set forth in the Prior Agreement, including, without limiting to, the provisions related to reimbursement of business expenses and fees; and WHEREAS, as of the Effective Date, the Company and the Executive Chairman mutually desire to memorialize the terms under which the Executive Chairman will continue to serve in such capacity and as a director on the Board. NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Executive Chairman contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive Chairman hereby agree as follows: 1. Term. The term of this Agreement (the “Term”) and your services as Executive Chairman of the Board will commence as of the Effective Date and will continue until the Termination Date. The “Termination Date” means the earliest of (a) your voluntary resignation from the Board upon at least thirty (30) days of advanced written notice to the Board, (b) your failure to be re-elected to the Board by Company shareholders at the Company’s year 2026 annual general meeting, (c) a vote of no-confidence by a majority of the Board, and (d) December 31, 2026. 2. Duties. During the Term, you will have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of an Executive Chairman of a company the size and nature of the Company. Without limiting the foregoing, you will be responsible for: (a) providing entrepreneurial leadership to the Company’s senior executives; (b) leading the development and execution of the Company’s long-term strategy and product and business roadmap to be developed by you, the Company’s senior executive team and the Board (the “Product and Business Roadmap”), including, without limitation, product development and innovation, acquisitions, dispositions and other strategic partnerships and initiatives; (c) capital raising to support the Product and Business Roadmap; (d) mentoring senior management; (e) building and developing relationships with important external stakeholders, including, without limitation, oversight of investors relations, public relations and media strategy; and (f) reviewing the performance of management in meeting the Product and Business Roadmap and other annual and long-term goals and objectives. You will also have the authority typically associated with the most senior executive of the Company, with authority over the senior management team of the Company, including, without limitation, all hiring and other personnel decisions. You will have exclusive control over the manner and means of your performance of your duties, including the choice of place and time of your performance.

3. Compensation Generally. Effective upon the Effective Date, the Company will provide you the following payments and benefits: a) Annual Fee. During the Term, the Company will pay you an annual fee of $500,000 (“Fee”), payable in advance in equal quarterly installments (with payment for any pro- rated quarter made with the payment for the following quarter)), with such payment to occur no later than 30 days following the commencement of the applicable calendar quarter. The Fee is subject to reasonable adjustment by the Board in case the scope of your duties is reduced by Board resolution. b) Benefits and Perquisites. During the Term, you will be entitled to any other benefits and perquisites generally available to members of the Board. c) Business Expenses. The Company will reimburse you for reasonable and customary business expenses, including travel expenses, in accordance with Canoo Inc.’s business expense reimbursement policy. All such expenses to be approved by the Board. In addition, the Company will reimburse you for: (i) air travel expenses for either, at the option of Company, (x) first class airfare or (y) the lower of (1) a base rate of $9,600 per hour, excluding fees and expenses (e.g. landing, ramp, segment, crew, government and other fees and taxes) and (2) a fully-loaded rate of $12,000 per hour, excluding such incidental fees and expenses, in each case, for the business use of your private jet, subject to appropriate adjustments for increased costs. d) Directors and Officers Insurance. You will be indemnified to the greatest extent provided to any director or officer of the Company and you will be covered under the Company’s directors’ and officers’ liability insurance both during and, while potential liability exists, after the Term. Notwithstanding anything in this Agreement or in the Company’s governing documents to the contrary, but subject to applicable law, you will have no liabilities to the Company, its subsidiaries or its affiliates for any acts or omissions taken by you, unless determined by a court of competent jurisdiction in a final, non-appealable judgment or order that any such claim is solely the result of your gross negligence or willful misconduct (an “Excluded Claim”). The Company will, to the extent legally permissible, indemnify, defend and hold you harmless from and against any and all claims, investigations, demands, or proceedings (a “Proceeding”) arising from or related in any manner, except for any Proceeding arising in whole or in part from your negligence or willful misconduct, to the activities and duties contemplated by this Agreement or your service as Executive Chairman and, subject to a customary undertaking to repay such expenses if you are ultimately determined not be entitled to indemnity, will advance upon demand all defense costs and expenses relating to any Proceeding. The provisions of this Section 4(d) are not exclusive so that you will additionally be eligible for indemnity, contribution and advancement of expenses in accordance with the terms of any other arrangement with the Company or its affiliates. 4. Code Section 409A. The intent of the parties is that payments and benefits under this Agreement be exempt from or comply with Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement will be interpreted to be in compliance therewith. For purposes of Code Section 409A, your right to receive any installment payments pursuant to this Agreement will be treated as a right to receive a series of separate and distinct payments. To the extent that reimbursements (including tax reimbursements) or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (i) all such expenses or other reimbursements hereunder will be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (ii) any right to such reimbursement or in-kind benefits will not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year will in any way affect the expenses eligible for reimbursement, or in- kind benefits to be provided, in any other taxable year. Notwithstanding any other provision of this Agreement to the contrary, in no event will any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A. 5. Confidentiality Agreement. You will be expected to comply with the Company’s standard form of nondisclosure agreement for non-employee service providers, which you executed in connection with the Prior Agreement. 6. Independent Contractor Relationship. a) Independent Contractor. Your relation to the Company under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between you and the Company. You agree that you will take no position with respect to, or on any tax return or application for benefits, or in any proceeding directly or indirectly involving the Company, that is inconsistent with your being an independent contractor (and not an employee) of the Company. Without limiting the generality of the foregoing, the subsequent provisions of this Section 6 shall apply to you in connection with your independent contractor relationship with the Company. b) Benefits and Contributions. You are not entitled to or eligible for any benefits that the Company may make available to its employees, such as group insurance, profit-sharing, or retirement benefits. Because you are an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on your behalf. If, the foregoing notwithstanding, you are reclassified as an employee of the Company, or any affiliate of the Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state agency as the result of any administrative or judicial proceeding, you agree that you will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by the Company. c) Taxes. You are solely responsible for filing all tax returns and submitting all payments as required by any federal, state, or local tax authority arising from the payments and benefits to you under this Agreement, and agree to do so in a timely manner. If applicable, the Company will report the payments and benefits paid or provided to you under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law. You hereby agree to defend, indemnify and hold the Company harmless from and against all claims, damages, losses and expenses, penalties, including reasonable fees and expenses of attorneys and other professionals and other costs of litigation, incurred by the Company related to or arising out of your failure to comply with your tax filing obligations in connection with receipt of the payments and benefits under this Agreement.

d) Compliance with Laws. You will comply with all applicable federal, state, or local laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. 7. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, including any terms sheets, whether oral or written, between you and the Company or any predecessor entities. 8. Governing Law. The provisions of this Agreement will be governed by and construed in accordance with the laws of the state of Texas (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER. The Company will reimburse all costs or expenses (including, without limitation, reasonable attorneys’ fees) you incur in connection with any dispute with the Company regarding this Agreement or your service as Executive Chairman that is not subject to advancement under Section 4(b) or otherwise if you substantially prevail on any issue related to such dispute. 9. Counterparts; Signature Transmission. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures transmitted by facsimile or electronic mail will be binding as evidence of each party’s agreement to be bound by the terms of this Agreement. 10. Third Party Beneficiaries; Assignment. This Agreement will be binding upon you and the Company and will inure to the benefit of you and the Company, and, in each case, the parties’ respective heirs, personal and legal representatives, successors and permitted assigns. You may not assign your rights and obligations under this Agreement, and any such assignment will be null and void. 11. Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof will not affect the validity or enforceability of the other provisions of this Agreement. 12. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to you: At the address (or to the email address) shown in the books and records of the Company If to the Company: Board of Directors Canoo Inc. 15520 TX-114

Justin, Texas 76247 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If you decide to accept the terms of this Agreement, and I hope you will, please signify your acceptance by signing and dating the enclosed copy of this Agreement. Should you have anything that you wish to discuss, please do not hesitate to contact us. This Agreement will be effective immediately upon the full execution of this Agreement by the parties below. Very truly yours, CANOO INC. By: Name: Thomas Dattilo Title: Lead Independent Director Acknowledgement By signing this Agreement, I hereby represent and warrant that I have had the opportunity to seek the advice of independent legal counsel or other advice as I deem appropriate before signing and have done so. I sign this Agreement voluntarily. I have read, understand and voluntarily agree to perform the services on the terms and conditions set out above. ANTHONY AQUILA DATED: August 12, 2024